Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-207427, on Form S-8 of our report dated October 15, 2015, relating to the financial statements and supplemental schedule of the HomeStreet, Inc. 401(k) Savings Plan appearing in this Annual Report on Form 11-K/A of the HomeStreet, Inc. 401(k) Savings Plan for the years ended December 31, 2014 and 2013.

/s/ DELOITTE & TOUCHE LLP
Seattle, Washington
October 19, 2015